                                                                 Exhibit 27(h)ie



                   AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT

         Transamerica Life Insurance Company, Variable Insurance Products Fund III, and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated March 21, 1997, by doing the following:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the ___ day of __, 2003.

TRANSAMERICA LIFE INSURANCE COMPANY

By:    ____________________________
Name:  James R. Trefz
Title: Vice President

VARIABLE INSURANCE PRODUCTS FUND III

By: _______________________________
    Bob Dwight
    Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By: _______________________________
    Don Holborn
    Executive Vice President

                                   SCHEDULE A
                                    ACCOUNTS

                                                                                  DATE OF RESOLUTIONS OF
                                                                                   COMPANY'S BOARD WHICH
         NAME OF CONTRACTS                       NAME OF ACCOUNTS                ESTABLISHED THE ACCOUNTS
-------------------------------------------------------------------------------------------------------------
    Fidelity Income Plus Individual              Fidelity Variable           August 24, 1979 (by an affiliate
      Variable Annuity Contracts                  Annuity Account              subsequently acquired by the
                                                                                         Company)

  Transamerica Landmark Individual
     and Group Variable Annuity                Separate Account VA B                 January 19, 1990
             Contracts

  Transamerica Freedom Individual
     and Group Variable Annuity                Separate Account VA B                 January 19, 1990
             Contracts

     Retirement Income Builder                  Retirement Builder
    Individual Variable Annuity              Variable Annuity Account                 March 29, 1996
             Contracts

Immediate Income Builder Variable               Retirement Builder
         Annuity Contracts                   Variable Annuity Account                 March 29, 1996

Portfolio Select Individual Variable            Retirement Builder
         Annuity Contracts                   Variable Annuity Account                 March 29, 1996

    Retirement Income Builder II                Retirement Builder
        Individual Variable                  Variable Annuity Account                 March 29, 1996
         Annuity Contracts

         Transamerica Extra                    Separate Account VA C                 February 20, 1997
        Individual and Group
     Variable Annuity Contracts

Transamerica Access Individual and             Separate Account VA D                 February 20, 1997
               Group
     Variable Annuity Contracts

Privilege Select Individual Variable           Separate Account VA E                 February 20, 1997
         Annuity Contracts

  Premier Asset Builder Individual             Separate Account VA F                   May 15, 2000
              Variable
         Annuity Contracts

    Immediate Income Builder II                Separate Account VA J                   May 15, 2000
   Individual Variable Immediate
         Annuity Contracts

                             ACCOUNTS CONTINUED...

                                                                                 DATE OF RESOLUTIONS OF
                                                                                  COMPANY'S BOARD WHICH
         NAME OF CONTRACTS                       NAME OF ACCOUNTS               ESTABLISHED THE ACCOUNTS
--------------------------------------------------------------------------------------------------------
                                               Separate Account VA K                  July 10, 2001
   Retirement Income Builder III
          Variable Annuity

                                               Separate Account VA P                November 26, 2001
Flexible Premium Variable Annuity -
     A under the marketing name
 "Transamerica Opportunity Builder"

            Advantage V                      PFL Corporate Account One               August 10, 1998

            PFL Variable                    PFL Variable Life Account A               July 1, 1999
       Universal Life Policy

    Legacy Builder Plus Variable                  Legacy Builder                    November 20, 1998
       Universal Life Policy                     Separate Account

  Advantage X Variable Adjustable          Transamerica Corporate Separate            June 16, 2003
       Life Insurance Policy                      Account Sixteen